UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008 (July 30, 2008)

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Housing and Economic Recovery Act of 2008 was signed into law on July 30, 2008. Division A of this legislation, the Federal Housing Finance Regulatory Reform Act of 2008, or the Regulatory Reform Act, establishes a new regulator for us, the Federal Housing Finance Agency, or FHFA, with enhanced regulatory authorities relating, among other things, to our minimum and risk-based capital levels and our business activities. The Regulatory Reform Act also requires us to allocate or transfer certain amounts to (i) the Secretary of Housing and Urban Development to fund a Housing Trust Fund and (ii) a Capital Magnet Fund administered by the Secretary of the Treasury. In addition, the Regulatory Reform Act provides the Secretary of the Treasury with temporary authority, until December 31, 2009, to purchase any obligations and other securities we issue under certain circumstances.

The Regulatory Reform Act contains various provisions that amend our charter, the Federal Home Loan Mortgage Corporation Act, including the provisions summarized below.

Section 1113 of the Regulatory Reform Act amends Section 303(h) of our charter to prohibit the transfer, disbursement or payment of compensation to any executive officer or entry into an agreement with such executive officer for matters being reviewed by FHFA under its authority to prohibit excessive compensation.

Section 1117 of the Regulatory Reform Act amends Section 306 of our charter to grant the Secretary of the Treasury authority to purchase any obligations and other securities issued by Freddie Mac until December 31, 2009 on such terms and conditions and in such amounts as the Secretary may determine, provided that the Secretary determines the purchases are necessary to provide stability to the financial markets, prevent disruptions in the availability of mortgage finance, and protect taxpayers. The Secretary may not engage in open market purchases of our common stock in the absence of an agreement with us, and we are not required to issue obligations or securities to the Secretary without mutual agreement.

In connection with exercising this temporary purchase authority, the Secretary of the Treasury must consider the need for preferences or priorities regarding payments to the government; limits on maturity or disposition of the obligations or securities to be purchased; Freddie Mac’s plan for orderly resumption of private market funding or capital market access; the probability of Freddie Mac’s fulfilling the terms of the obligations or other securities, including repayment; the need to maintain Freddie Mac’s status as a private shareholder-owned company; and restrictions on the use of Freddie Mac’s resources, including limits on dividend payments and executive compensation.

Section 1124 of the Regulatory Reform Act amends Section 305(a)(2) of our charter to revise the conforming loan limits. The revisions allow increases in single-family conforming loan limits based on changes in the new housing price index established by FHFA, beginning January 1, 2009. Consistent with existing OFHEO Examination Guidance, “Conforming Loan Limit Calculations,” decreases would be accumulated and would offset any future increases in the housing price index so that loan limits do not decrease from year-to-year. In high-cost areas — where 115 percent of the median home price exceeds the otherwise applicable conforming loan limit — the Regulatory Reform Act increases the loan limits to the lesser of (i) 115 percent of the median house price or (ii) 150 percent of the conforming loan limit, currently $625,500. The high-cost provisions on loan limits become effective January 1, 2009.

Section 1153 of the Regulatory Reform Act amends Section 303(a)(2)(A) of our charter to provide that the board of directors may temporarily have fewer directors than the number specified by Section 303(a)(2)(A) (as amended by Section 1162 of the Regulatory Reform Act, discussed below) in the event of a director’s removal pursuant to the authority of the Director of FHFA under the Federal Housing Enterprises Financial Safety and Soundness Act of 1992.

Section 1161 of the Regulatory Reform Act amends various provisions of our charter to replace references to the Director of the Office of Federal Housing Enterprise Oversight and to the Secretary of the

Department of Housing and Urban Development with references to the Director of FHFA, in accordance with the creation of FHFA as our new regulator.

Sections 1162 amends Section 303(a)(2)(A) of our charter to provide that our board of directors shall consist of 13 shareholder-elected directors, or such other number as determined by the Director of FHFA, and eliminates provisions of that section that previously provided for the appointment of five directors by the President of the United States. The amendments to Section 303(a)(2)(A) leave in place the requirements for having board members from the home building, mortgage lending, and real estate industries and from an organization representing consumer or community interests, which previously applied only to directors appointed by the President.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ John R. Dye

John R. Dye

Senior Vice President and Deputy General Counsel, Corporate Affairs

Date: August 4, 2008

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